Exhibit 24



                                POWER OF ATTORNEY


                  KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Manuel A. Villafana and John H. Jungbauer, and each of them, his attorney-in-fact, with full power of substitution, for the purpose of signing on his behalf, in any and all capacities, the Annual Report on Form 10-K of ATS Medical, Inc. pursuant to
Section 13 of the Securities and Exchange Act of 1934, as amended, for the fiscal year ended December 31, 1997 (the "10-K Report") and of signing any and all amendments to the 10-K Report and to deliver the 10-K Report and any and all amendments thereto as each thereof is so signed for filing with the Securities and Exchange Commission.


/s/ Manual A. Villafana                               Dated:  March 19, 1998
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Manual A. Villafana


/s/ Richard W. Kramp                                  Dated:  March 19, 1998
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Richard W. Kramp


/s/ John H. Jungbauer                                 Dated:  March 19, 1998
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John H. Jungbauer


/s/ Charles F. Cuddihy, Jr.                           Dated:  March 19, 1998
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Charles F. Cuddihy, Jr.


/s/ David L. Boehnen                                  Dated:  March 19, 1998
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David L. Boehnen


/s/ A. Jay Graf                                       Dated:  March 19, 1998
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A. Jay Graf